INDUSTRIAL LEASE AGREEMENT

          THIS LEASE AGREEMENT (the “Lease”) is made as of the “Lease Date” (as defined in Section 37 herein) by and between HAMILTON MILL BUSINESS CENTER, LLC, a Delaware limited liability company (“Landlord”), and GLOBAL EQUIPMENT COMPANY, INC., a New York corporation (“Tenant”) (the words “Landlord” and “Tenant” to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

1.	Basic Lease Provisions. The following constitute the basic provisions of this Lease:

(a)	Demised Premises Address:	2505 Mill Center Parkway, Suite 100 Buford, Georgia 30518

(b)	Demised Premises Square Footage:	approximately 517,628 sq. ft.

(c)	Building Square Footage:	approximately 647,228 sq. ft.

(d)	Annual Base Rent:

Lease Year 1	$1,552,884.00 (annualized)	(plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable) [per Section 3 hereof, Lease Year 1 includes 15 months (3 months of free Base Rent, plus the next 12 months after the Base Rent Commencement Date)]

Lease Years 2-5	$1,552,884.00

Lease Years 6-10	$1,734,054.00

(e)	Monthly Base Rent Installments:

Lease Year 1 Months 1-3: Months 4-15:	$0.00 $129,407.00	(plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable)

Lease Years 2-5 Months 16-63:	$129,407.00

Lease Years 6-10 Months 64-123:	$144,504.50

(f)	Lease Commencement Date:	May 1, 2006, or any earlier date upon which Tenant commences business operations from the Demised Premises

(g)	Base Rent Commencement Date:	August 1, 2006

(h)	Expiration Date:	July 31, 2016

(i)	Primary Term: One hundred twenty-three (123) months plus, in the event the Base Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from and including the Base Rent Commencement Date to and including the last day of the calendar month in which the Base Rent Commencement Date occurs (if applicable, the "Fractional Month")

(j)	Tenant's Operating Expense Percentage:	79.98%

(k)	Security Deposit:	$0.00

(l)	Permitted Use:	Warehouse and distribution, and office, administrative and retail uses reasonably incidental or ancillary thereto.

(m)	Address for notice:

Landlord:	Hamilton Mill Business Center, LLC c/o IDI, Inc. 3424 Peachtree Road, N.E., Suite 1500 Atlanta, Georgia 30326 Attn: Manager - Lease Administration

Tenant:	Global Equipment Company, Inc. 11 Harbor Park Drive Port Washington, New York 11050 Attn: General Counsel

With a copy to:	JPMorgan Chase Bank, N.A. 1166 Avenue of the Americas, 16th Floor, New York, New York, 10036 Attention: Credit Deputy.

(n)	Address for rental payments:	Hamilton Mill Business Center, LLC c/o IDI Services Group, LLC P. O. Box 281464 Atlanta, Georgia 30384-1464

(o)	Broker(s):	Cushman & Wakefield of Georgia

(p)	Guarantor:	Systemax, Inc., a Delaware corporation

           2.  Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the “Demised Premises”, as outlined on Exhibit A attached hereto and incorporated herein: an agreed upon approximately 517,628 square feet of space, approximately 29,000 square feet of which is office space, having an address as set forth in Section 1(a), located within Building M (the “Building”), which contains a total of an agreed upon approximately 647,228 square feet and is located within Hamilton Mill Business Center (the “Project”), located in Gwinnett County, Georgia. On or prior to the Lease Commencement Date, Landlord shall deliver to Tenant a certificate from Landlord’s architect certifying the square feet of space contained in the Building; provided, however, that Landlord and Tenant hereby acknowledge and agree that, notwithstanding the fact that the actual square footage of the Building as set forth in such certificate may differ from that set forth in Section 1(c) above, there will be no adjustment to Annual Base Rent or Monthly Base Rent Installments payable by Tenant hereunder as a result of such difference.

           3.  Term. To have and to hold the Demised Premises for a preliminary term (the “Preliminary Term”) commencing on the Lease Date and ending on the day immediately preceding the Lease Commencement Date as set forth in Section 1(f), and a primary term (the “Primary Term”) commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the “Term”). The term “Lease Year”, as used in this Lease, shall mean the 12-month period commencing on the Base Rent Commencement Date, and each 12-month period thereafter during the Term; provided, however, that (i) if the Base Rent Commencement Date occurs after the Lease Commencement Date, the first Lease Year will include the period between the Lease Commencement Date and the Base Rent Commencement Date, and (ii) if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the resulting Fractional Month and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commencement Date.

           4.  Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the “Base Rent”), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the resulting Fractional Month (which pro rata payment shall be due and payable on the Base Rent Commencement Date). No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

           5.  Reserved.

           6.  Operating Expenses and Additional Rent.

                (a)    Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). “Operating Expenses” shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the “Building Common Area”) fully operational and in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and trash removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, commercially reasonable deductibles), and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include (i) property management fees or (ii) the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area (in which case such costs shall be amortized on a straight line basis over the useful life of such capital improvement, as reasonably determined by Landlord or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as “Tenant’s Operating Expense Percentage” and set forth in Section 1(j)); provided that, as to management fees, Tenant shall pay Landlord the management fees directly attributable to the Rent (as hereinafter defined) payable hereunder with respect to the Demised Premises, and not Tenant’s Operating Expense Percentage of the management fees payable on the entire Building. Notwithstanding the foregoing, Landlord shall, in Landlord’s reasonable discretion, have the right to adjust Tenant’s proportionate share of individual components of Operating Expenses if Tenant’s Operating Expense Percentage thereof would not equitably allocate to Tenant its share of such component of Operating Expenses in light of Tenant’s particular use of, manner of use of and/or level of tenant improvements in the Demised Premises. Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant an itemized statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant’s proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

                (b)   Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary (all such Base Rent and Additional Rent sometimes being referred to collectively herein as “Rent”). Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant’s obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

                (c)   If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

           7.  Use of Demised Premises.

                (a)    The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose.

                (b)   Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

                (c)   The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

                (d)   Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, including specifically, but without limitation, that certain Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Hamilton Mill Business Center dated May 31, 2001 and recorded in Book 23510, Page 235 of the Gwinnett County, Georgia public records, as amended by that certain Amendment No. 1 to Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Hamilton Mill Business Center, recorded in Deed Book 24400, Page 183, aforesaid records (as amended from time to time, the “Protective Covenants”), and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord’s agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees. Notwithstanding anything herein to the contrary, Landlord represents and warrants that, as of the Lease Date, the Demised Premises is zoned M-1, Light Industry under the City of Buford zoning ordinance, and (ii) the Permitted Use is an allowed use under the Protective Covenants.

                (e)   In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

           8.   Insurance.

                (a)   Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                     (i)    Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $10,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                     (ii)    Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the “Improvements”), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “Special Form” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

                (b)   All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class XII, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:

                     (i)    shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as “loss payee”;

                     (ii)    shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                     (iii)    shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                     (iv)    shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

                (c)   In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

                (d)   Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by “Special Form” fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

           9.  Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies. All such utilities, except for sewer and water, shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility. Sewer and water shall not be separately metered, and shall be billed to Tenant by Landlord, at Landlord’s actual cost, in an amount equal to a reasonable estimation of such utilities actually used by Tenant. Tenant’s obligation for payment of all utilities shall commence on the earlier of the Lease Commencement Date or the date of Tenant’s actual occupancy of all or any portion of the Demised Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. In the event Tenant’s use of any utility not separately metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant’s expense, and bill Tenant for Tenant’s actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant’s next payment due as Additional Rent.

           10.  Maintenance and Repairs.

                (a)   Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs except as provided for in Section 10(b) below), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord; provided, however, that during the one year period following the Lease Commencement Date, such service contract shall be maintained with the contractor that installed the heating, ventilation and air conditioning systems and shall provide for at least two preventive maintenance service calls during such one year period. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant’s obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

                (b)   Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation (beneath the floor slab except as hereinafter set forth), the roof and structural frame of the Building. In addition, Landlord shall be responsible for damage to the floor slab caused by defect in the foundation or structural frame of the Building, specifically excluding, however, damage caused by the use of the floor or Demised Premises by Tenant or any Tenant’s Affiliates. Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant’s subsidiaries or affiliates, or any of Tenant’s or such subsidiaries’ or affiliates’ agents, contractors, employees, licensees or invitees (collectively, “Tenant’s Affiliates”), the cost of which shall be the responsibility of Tenant. Landlord shall never have any obligation to repair, maintain or replace, pursuant to this subsection 10(b) or any other provision of this Lease, any Tenant’s Change (as defined in Section 18 hereof).

                (c)   Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

           11.  Tenant’s Personal Property; Indemnity. All of Tenant’s personal property in the Demised Premises shall be and remain at Tenant’s sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except, in the case of personal injury only, to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys’ fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

           12.  Tenant’s Fixtures. Without requiring compliance with Section 18 hereof, Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation), normal wear and tear excepted, caused by the installation and/or removal of any such trade fixtures. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant’s racking will be anchored to the concrete floor slab of the Demised Premises and upon vacating the Demised Premises these anchors will be cut flush with the slab and not removed or filled.

           13.  Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises, including, without limitation, the Protective Covenants. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant’s sole cost and expense.

          14.   Waiver of Landlord’s Lien. Landlord waives any statutory liens and any rights of distraint with respect to Tenant’s inventory and property. This lease does not grant a contractual lien or any other express or implied security interest to Landlord with respect to Tenant’s inventory or property. Landlord acknowledges that pursuant to a security agreement between the Tenant and Tenant’s lenders including JP Morgan Chase Bank (the “Lenders), the Lenders have a security interest in Tenant’s inventory and other property. Upon execution of this Lease, the Landlord agrees to execute the Landlord Waiver and Consent in the form attached hereto as Exhibit G and by this reference made a part hereof.

           15.  Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant’s sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Governmental Requirements”) relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises, the Building or the Building Common Area (a “Code Modification”) which is made necessary as a result of the specific use being made by Tenant of the Demised Premises or a Tenant’s Change, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant) or a Tenant’s Change, then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for (i) Tenant’s proportionate share (based on Tenant’s Operating Expense Percentage) of the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Building or the Building Common Area, and (ii) the entire portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Demised Premises. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

           16.  Environmental Matters.

                (a)   For purposes of this Lease:

                     (i)    “Contamination” as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                     (ii)    “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (“RCRA”).

                      (iii)   “Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

                (b)   Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord’s actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord’s actual knowledge, has any predecessor owner of the Demised Premises.

                (c)   Tenant covenants that all its activities, and the activities of Tenant’s Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that to its actual knowledge it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises. Tenant warrants that it has obtained or will obtain by the Lease Commencement Date all such permits, licenses or approvals and has made or will make by the Lease Commencement Date all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises.

                (d)   Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

                (e)   Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant’s Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

                (f)   Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

                (g)   Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord’s own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant’s Affiliates or by reason of Tenant’s breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

           17.   Construction of Demised Premises.

                (a)   Within thirty (30) days after the Lease Date, Landlord shall prepare, at Landlord’s sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the “Plans and Specifications”) based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)). Tenant shall have ten (10) days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans. If Tenant fails to approve or request changes to the Plans and Specifications by ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Tenant acknowledges that the Improvements are being constructed on a “fast track” basis and that Landlord shall have the right and option to submit various parts of the proposed Plans and Specifications from time to time during said thirty (30) day period and the time period for approval of any part of the proposed Plans and Specifications shall commence upon receipt of each submission. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant (herein referred to as a “Change Order”) shall be at Tenant’s sole cost and expense and subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Landlord approves any such requested Change Order, Landlord shall give written notice thereof to Tenant, which notice will specify the Change Order approved by Landlord as well as the estimated incremental cost thereof. The cost to Tenant for Change Orders shall be Landlord’s incremental cost plus ten percent (10%) of such amount as Landlord’s overhead. Tenant acknowledges and agrees that Landlord shall be under no obligation to proceed with any work related to the approved Change Order unless and until Tenant delivers to Landlord an amount equal to the full estimated incremental cost of such approved Change Order as set forth in Landlord’s notice. When the final incremental cost of any such Change Order has been determined and incurred, Landlord and Tenant each agree to pay or refund the amounts owed to the other with respect to such Change Order, based on the estimated payment made to Landlord. If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests a Change Order or any further changes to the Plans and Specifications and, as a result thereof, Substantial Completion (as hereinafter defined) of the Improvements is delayed, then for purposes of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

                (b)   Landlord shall use reasonable speed and diligence to Substantially Complete the Improvements, at Landlord’s sole cost and expense, and have the Demised Premises ready for occupancy on or before the anticipated Lease Commencement Date of May 1, 2006 set forth in Section 1(f). If the Demised Premises are not Substantially Complete on that date, such failure to complete shall not in any way affect the obligations of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day Substantial Completion is delayed until the Demised Premises are Substantially Complete, unless the delay is caused by Tenant’s failure to approve the Plans and Specifications as set forth in Section 17(a), by change orders requested by Tenant after approval of the Plans and Specifications or by any other act or omission of Tenant or Tenant’s Affiliates (collectively, “Tenant Delay”). Additionally, and only on the condition that Hewlett-Packard Company completes the purchase of the building located at 120 Satellite Blvd, Suwanee, GA from Tenant’s affiliate, Systemax Suwanee LLC, if Landlord is unable to Substantially Complete the Demised Premises for occupancy by Tenant on or before June 15, 2006, as such date shall be extended by Delay (as defined below) (the “Outside Date”), then, from and after the adjusted Base Rent Commencement Date, Tenant shall receive a credit against Base Rent equal to $7,500.00 for each day Substantial Completion was delayed beyond the Outside Date (excluding any days of Tenant Delay) until said credit is fully realized by Tenant, as its sole remedy. For purposes of this Lease, “Delay” shall mean delays incurred (i) by reason of Tenant Delay and (ii) for such additional time as is equal to the time lost by Landlord or Landlord’s contractors or suppliers in connection with the performance of Landlord’s work and/or the construction of the Building and related improvements not within the control of Landlord due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, delays by utility companies in bringing utility lines to the Demised Premises and other matters not within the reasonable control of Landlord. Except as expressly set forth herein, no liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed.

                (c)   Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the “Punchlist”). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.

                (d)   Within forty-five (45) days after Substantial Completion of the Demised Premises, Landlord shall provide Tenant with copies of as-built architectural, structural, civil, electrical, plumbing, mechanical HVAC, fire protection and landscaping plans.

                (e)   Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Lease Commencement Date, that (i) the materials and equipment furnished by Landlord’s contractors in the completion of the Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant or Tenant’s Affiliates, improper or insufficient maintenance, improper operation, and normal wear and tear under normal usage.

                (f)   For purposes of this Lease, the term “Substantial Completion” (or any variation thereof) shall mean completion of construction of the Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), as established by the delivery by Landlord to Tenant of a certificate of occupancy or its equivalent (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority, or if not so required or if unavailable because of unfinished work to be performed by Tenant, then by the delivery by Landlord to Tenant of a Certificate of Substantial Completion for the Improvements on Standard AIA Form G-704 certified by Landlord’s architect. In the event Substantial Completion is delayed because of Tenant’s failure to approve the Plans and Specifications as set forth in Section 17(a), by change orders requested by Tenant after approval of the Plans and Specifications or by any other delay caused by Tenant or Tenant’s Affiliates, then for the purpose of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such delay.

           18.   Tenant Alterations and Additions.

                (a)   Except for non-structural changes costing less than $25,000.00 individually, and $150,000.00 in the aggregate over the Term, Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a “Tenant’s Change”), without first obtaining on each occasion Landlord’s prior written consent (which consent Landlord agrees not to unreasonably withhold, condition or delay) and Lender’s prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld. All Tenant’s Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant’s Changes. If Landlord at the time of giving its approval to any Tenant’s Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord’s option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant’s Change. No Tenant’s Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant’s Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12, all Tenant’s Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding anything herein to the contrary, the term “Tenant’s Change” shall not be construed to include the initial Improvements to be constructed by Landlord pursuant to this Lease in accordance with Exhibit B hereto.

                (b)   To the extent permitted by law, all of Tenant’s contracts and subcontracts for such Tenant’s Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant’s leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless from, and defend against (with legal counsel acceptable to Landlord) all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord’s interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys’ fees, paralegals’ fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

           19.  Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant’s share of the Operating Expenses, shall pay Tenant’s pro rata share of the expenses incurred by Landlord hereunder.

           20.  Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord’s expense, including the Improvements to be insured by Tenant, but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord’s insurance, or if such casualty is covered by Landlord’s insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant’s receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

           21.  Condemnation.

                (a)   If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

                (b)   If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

                (c)   Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant’s moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord’s award.

           22.   Tenant’s Default.

                (a)   The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease:

                     (i)    if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for (i) more than five (5) days after Landlord gives written notice to Tenant of such failure for Base Rent or (ii) more than ten (10) days after Landlord gives written notice to Tenant of such failure for Additional Rent, (provided, however, that if payment of any Base Rent or Additional Rent required hereunder is by check, and following deposit thereof such check is rejected or returned due to insufficient funds, then such event shall constitute an immediate Event of Default and no such five (5) day notice and cure period shall be required);

                     (ii)    if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

                     (iii)    if the Demised Premises become deserted or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or within a reasonable time thereafter and stops paying Rent for the Demised Premises;

                     (iv)    if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

                     (v)    if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

                     (vi)    if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                     (vii)    if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                     (viii)    if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

                     (ix)    if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

                (b)   Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Section 22):

                     (i)    Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

                      (ii)   Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the “Remaining Term”), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the “Treasury Yield” as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorney’s fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. “Treasury Yield” shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled “Federal Reserve Statistical Release”) for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord’s reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

                     (iii)    Without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the “Treasury Yield”) of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys’ fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

                     (iv)    Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord’s negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                     (v)    Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                     (vi)    Reserved.

                     (vii)    With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

                     (viii)    Pursue such other remedies as are available at law or equity.

                (c)    If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

                (d)    Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                (e)    No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord’s acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

                (f)    If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

                (g)    If an Event of Default shall occur, all remedies exercised by Landlord pursuant to the terms hereof shall be exercised pursuant to and in accordance with the laws of the State of Georgia.

           23.  Landlord’s Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times during Tenant’s business hours (unless in the event of emergency) for the purposes of inspecting the Demised Premises and Tenant’s compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant not less than two (2) days prior notice of Landlord’s intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant’s operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times during Tenant’s business hours to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

           24.  Lender’s Rights.

                (a)    For purposes of this Lease:

                     (i)    “Lender” as used herein means the holder of a Mortgage;

                     (ii)    “Mortgage” as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord’s title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

                (b)   This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

                (c)   Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

                (d)   At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

                (e)   If Lender (or Lender’s nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

                (f)   In the event there is a Mortgage at any time during the Term, Landlord shall, at Tenant’s request, use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

          25.   Estoppel Certificate and Financial Statement.

                (a)   Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the individual signing such certificate, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the individual signing such certificate has knowledge, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          26.   Landlord Liability. NO OWNER OF THE DEMISED PREMISES, WHETHER OR NOT NAMED HEREIN, SHALL HAVE LIABILITY HEREUNDER AFTER IT CEASES TO HOLD TITLE TO THE DEMISED PREMISES. NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, PARTNER OR PRINCIPAL OF LANDLORD, WHETHER DISCLOSED OR UNDISCLOSED, SHALL BE UNDER ANY PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT WITH RESPECT TO LANDLORD’S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT’S REMEDIES. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD’S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD’S EQUITY INTEREST IN THE BUILDING.

          27.   Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing. Any notice required or permitted to be given or served by Landlord or Tenant to this Lease may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

          28.   Brokers. Landlord and Tenant each represents and warrants to the other that, except for those parties set forth in Section 1(o) (the “Brokers”), such party has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord and Tenant each hereby further represents and warrants to the other that such party is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of this Lease for any reason.

           29.  Assignment and Subleasing.

                (a)   Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord’s prior written consent. For purposes of this Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, or (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project.

                (b)   Notwithstanding Section 29(a) above, provided that there then exists no Event of Default under this Lease which remains uncured, Tenant shall have the right, upon ten (10) days’ prior written notice to Landlord but without Landlord’s prior consent, (i) to sublet all or part of the Demised Premises to any related entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (ii) to assign this Lease to a successor entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant’s assets and property, provided that such successor entity assumes substantially all of the obligations and liabilities of Tenant (including, without limitation, those obligations of Tenant arising under this Lease) and, after such transaction, shall have assets, capitalization, tangible net worth and creditworthiness at least equal to the assets, capitalization, tangible net worth and creditworthiness of Tenant as of the Lease Date as determined by generally accepted accounting principles. For the purpose hereof, (i) “control” shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any sublease or assignment pursuant to and in compliance with this subsection (b) shall be referred to herein as a “Related Assignment”. The provisions of subsection 29(c) below shall not apply to any Related Assignment; provided, however, that the written notice given by Tenant to Landlord pursuant to this subsection 29(b) must contain sufficient information and documentation to enable Landlord to confirm that all of the requirements of this subsection 29(b) have been satisfied.

                (c)   If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of twenty (20) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; or (ii) to refuse, in Landlord’s sole and absolute discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty (20) day period, Landlord shall be deemed to have elected option (ii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed.

                (d)   No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

           30.  Termination or Expiration.

                (a)   No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof. Notwithstanding anything to the contrary contained herein, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month’s Rent is due and owing, then the Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

                (b)   At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

                (c)   If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder. Notwithstanding the foregoing, there shall be no renewal of this Lease by operation of law or otherwise, and, in addition to and without limiting such rights and remedies as may be available to Landlord at law or in equity as a result of Tenant’s holding over beyond the Term, Landlord shall be entitled to exercise any and all rights and remedies available to Landlord in respect of an Event of Default hereunder (it being agreed that any such holdover shall be deemed an immediate Event of Default hereunder). In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant’s right of possession. The provisions of this subsection 30(c) shall survive the expiration of the Term. Provided Tenant is not in default under the Lease, upon written notice to be received by Landlord at least ninety (90) days prior to the expiration of the Term, Tenant may elect to extend the Term one time for a period of thirty (30) days at the same Base Rent payable by Tenant during the last full month of the Term immediately proceeding the scheduled expiration of the Term.

           31.  Reserved.

           32.  Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant’s receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee (the “Administrative Fee”) equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the “Interest Rate”), in order to defray the additional expenses incurred by Landlord as a result of such late payment. The Administrative Fee is in addition to, and not in lieu of, any of the Landlord’s remedies hereunder.

           33.  Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such other rules and regulations do not materially and adversely affect the rights of Tenant hereunder.

           34.  Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

           35.  Miscellaneous.

                (a)   The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

                (b)   If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                (c)   All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

                (d)   TIME IS OF THE ESSENCE OF THIS LEASE.

                (e)   No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s rights to demand exact compliance with the terms hereof.

                (f)   This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

                (g)   This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

                (h)   Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

                (i)   The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

                (j)   This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                (k)   This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

                (l)   The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

          36.   Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

          37.   Lease Date. For purposes of this Lease, the term “Lease Date” shall mean the later date upon which this Lease is signed by Landlord and Tenant.

          38.   Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

          39.   No Offer Until Executed. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Landlord to Tenant constitutes an offer to lease the Demised Premises on the terms contained herein. The offer by Landlord will be irrevocable until 6:00 p.m. Eastern time for two (2) days after the date of execution of this Lease by Landlord and delivery to Tenant. If Landlord has not received from Tenant within said two (2) day period (i) a fully-executed counterpart of the Lease and (ii) the executed Guaranty, Landlord shall have the right to revoke said offer to lease the Demised Premises on the terms contained herein and, immediately upon such revocation, Tenant shall return all documents delivered to Tenant by Landlord in connection with the execution of this Lease.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

Date: 12/6/05	LANDLORD:

HAMILTON MILL BUSINESS CENTER, LLC,
a Delaware limited liability company

By:  Industrial Developments International (Georgia), L.P.,
          a Georgia limited partnership, its sole member

     By:     IDI (Georgia), Inc., a Georgia corporation,
                its sole general partner

                  By:
                      Name:
                      Title:

                 Attest:
                            Name:
Title:

[CORPORATE SEAL]

Date: 12/8/05	TENANT: GLOBAL EQUIPMENT COMPANY, INC., a New York corporation By: Name: Title: Attest: Name: Title:

[CORPORATE SEAL]

ATTESTATION

Landlord:

STATE OF _____________

COUNTY OF _____________

           BEFORE ME, a Notary Public in and for said County, personally appeared __________________________ and _______________________, known to me to be the person(s) who, as ___________________________________ and ____________________________________, respectively, of IDI (Georgia), Inc., the corporation which executed the foregoing instrument in its capacity as sole general partner of Industrial Developments International (Georgia), L.P., in its capacity as sole member of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.

           IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this ___ day of ______________, 2005.

________________________________ Notary Public My Commission Expires:

Tenant - Corporation:

STATE OF _____________

COUNTY OF _____________

           BEFORE ME, a Notary Public in and for said County, personally appeared __________________________ and _______________________, known to me to be the person(s) who, as ___________________________________ and ____________________________________, respectively, of Global Equipment Company, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this ___ day of ______________, 2005.

________________________________ Notary Public My Commission Expires:

LEASE INDEX

Section	Subject
1	Basic Lease Provisions
2	Demised Premises
3	Term
4	Base Rent
5	Reserved
6	Operating Expenses and Additional Rent
7	Use of Demised Premises
8	Insurance
9	Utilities
10	Maintenance and Repairs
11	Tenant's Personal Property; Indemnity
12	Tenant's Fixtures
13	Signs
14	Waiver of Landlord's Lien
15	Governmental Regulations
16	Environmental Matters
17	Construction of Demised Premises
18	Tenant Alterations and Additions
19	Services by Landlord
20	Fire and Other Casualty
21	Condemnation
22	Tenant's Default
23	Landlord's Right of Entry
24	Lender's Rights
25	Estoppel Certificate and Financial Statement
26	Landlord's Liability
27	Notices
28	Brokers
29	Assignment and Subleasing
30	Termination or Expiration
31	Reserved
32	Late Payments
33	Rules and Regulations
34	Quiet Enjoyment
35	Miscellaneous
36	Special Stipulations
37	Lease Date
38	Authority
39	No Offer Until Executed

Exhibit "A" Demised Premises
Exhibit "B" Preliminary Plans and Specifications/Work
Exhibit "C" Special Stipulations
Exhibit "D" Rules and Regulations
Exhibit "E" Certificate of Authority
Exhibit "F" Form of Guaranty
Exhibit "G" Form of Landlord Waiver and Consent

INDUSTRIAL LEASE AGREEMENT

BETWEEN

HAMILTON MILL BUSINESS CENTER, LLC

AS LANDLORD

AND

GLOBAL EQUIPMENT COMPANY, INC.

AS TENANT

EXHIBIT A

Demised Premises

EXHIBIT B

Preliminary Plans and Specifications/Work

Building Address:	2505 Mill Center Parkway, Suite 100 Buford, GA 30518

Demised Premises:	517,628 square feet

Tenant Areas:	Front Office - 25,000 SF Warehouse Office - 4,000 SF Warehouse - 488,628 SF

Demised Premises Dimensions:	1,294' x 400'

Column Spacing:	54' x 48'6 typical 54' x 60' in dock bays

Clear Height:	34' clear, measured just inside the first joist at each staging bay walls.

Dock-High Doors:	One hundred twenty (120), 9' x 10' dock high doors are provided as depicted on Exhibit A (67 on rear truck court and 53 on front truck court). All dock-high doors will be equipped with dock bumpers and track guards.

Drive-In Doors:	Two (2), 14'x 16' motorized drive-in doors with ramps provided as indicated on Exhibit A.

Power:	3000 AMP, 460V, 3-Phase. (1000 amps X 3 services evenly spaced apart), three phase, four-wire electrical service shall be provided for building lighting, power, and mechanical equipment. All warehouse lighting will be 480v. Office lighting will be 277v. All equipment and panels (Square D brand) shall be sized in accordance to NEC requirements.
In addition to warehouse lighting panels and utility panels (dock leveler, convenience outlets etc.) Three (3) 200 amp 480/277 volt three phase panels with 110v/208v-200 amp sub panels shall be provided in separate locations anywhere in the Demised Premises as indicated by Tenant. These panels will be used exclusively for Tenant's use (no lighting, emergency lights nor outlets). A 200 amp 480/277 volt three phase panel with 110v/208v-200 amp sub panels shall be provided by the warehouse office for general office use including warehouse lunchroom outlets and five 20 amp-110v circuits for vending machines. There shall be 30 convenience quad outlets 110volt/ 20amp dedicated and located in the warehouse by Tenant. Each dock light shall be 110 volt and use a quad outlet for power located next to each dock door for maintenance use. All 110v-208v panels shall have 42 circuit capacity.

Car Parking:	350 spaces provided, expandable to 450 as indicated on Exhibit A.

Trailer Parking:	A total of fifty (50) trailer parking locations are provided; forty (40) in the rear of truck court and ten (10) at rear dock wall, as indicated on Exhibit A.

Exterior Walls:	The exterior walls are constructed of 71/4" un-insulated site cast concrete panels with architectural reveals. Walls at Front Office have 150 LF of 9' store front glass. Landlord will provide up to an additional 100 LF of punched windows, coordinated with the architectural reveals and finish of the existing store front glass for the Front Office Area. Interior Warehouse Walls: All interior warehouse walls are painted white.

Truck Apron:	On both the front and rear truck court, Landlord will provide a 60' concrete apron adjacent to the dock wall. All dock-high doors will have a continuous 4' canopy.

Concrete Slab:	The warehouse slab is constructed of 7" 4000psi concrete slab on grade with dowel baskets at all construction joints and control joints. The slab is sealed with two (2) coats of Pentra Sil, and meets a minimum FF35/FL25.

Roof:	The existing roof is a 45 mil, white TPO membrane, mechanically fastened system with a 10-year warranty from the manufacturer. Insulation = R12. Roof access is via an exterior ladder on the rear wall. The main roof pitches each way, with drainage via traditional gutters and downspouts. The roof deck is primer white on the interior.

Dock Equipment:	Landlord has included Rite Hite AL986 hydraulic, 30,000# levelers at all 120 dock-high door locations. Phoenix #DL-INC dock lights are also provided at all 120 dock-high door locations.

Compactor Doors:	Two (2), 9' x 10' overhead door locations with electrical power shall be provided. Compactors provided by Tenant.

Fire Protection Warehouse:	ESFR, Factory Mutual acceptable. All extinguishers and hose stations will be provided as required by code based on typical fully racked Demised Premises.

Warehouse Lighting:	High performance high bay 277/ 480 volt fluorescent fixtures with 6-lamp, T-5HO lamps and electronic instant start ballasts with optically efficient reflector as manufactured by Orion Energy Services or approved equal. Fixtures wired with reloc and controlled by contactors (switches by warehouse entrance) to provide 30 FC minimum. Fixtures to be on a 17'8" X 18' centers in the rack area ( beginning 60 feet off dock walls X length of building) and 20' X 20' @ loading docks ( 60 feet from docks X length of building X both sides). Conventional, centrally located lighting controls have been provided. Emergency lighting as required by code will be installed by the Landlord.

Warehouse Heat:	Cambridge units shall provide 55(degree)interior temperature at 9(degree)outside temperature minimum.

Warehouse Ventilation:	Roof-mounted, up-blast fans interconnected to wall louvers to provide three (3) air changes/hour minimum, controlled by 7 day (24 hour) timers.

Security Fencing:	Not included.

Exterior Lighting:	The exterior lighting, provided by wall packs, pole lights and building soffit lighting will provide a 1.9FC average.

Paving Specifications:

Light Duty Asphalt:	5" stone base, 2" asphalt binder and 1" topping. This includes all automobile parking areas shown in the site plan.

Heavy Duty Asphalt:	8" stone base with 2" asphalt binder and 1" topping. This includes the main truck aisles and truck court.

Truck Apron: Curb & Gutter:	6" thick, 3500 psi, unreinforced concrete 60' deep. At all pavement edges.

EXHIBIT B

Preliminary Plans and Specifications
(Continued)

Front Office and Warehouse Office Specifications shall be as follows:

In the event the Preliminary Plans and Specifications do not address a particular specification, then IDI’s standard specifications outlined in IDI’s October 12, 2005 letter addressed to Raymond Stache shall be provided.

OFFICE ELECTRICAL:
DISTRIBUTION:

In addition to an office lighting panel, three (3) 200 amp 110/208 distribution panels (42 circuits) shall be provided in general office area in separate locations as indicated by Tenant. A separate 100 amp 100/208 volt (24 circuit) panel shall be located in the Computer/Telephone room. The use of this panel will be exclusively for Tenant’s computer system, telephone system and a separate 5 ton A/C unit provided by Landlord. All other HVAC units shall be wired to 480v/3ph panels with locations and usage determined by Landlord.

Tenant will be supplied up to 120 duplex wall outlets for general use and 10 dedicated 20 amp duplex outlets (lunchroom vending machines, copiers, etc.). These outlets can be powered from Tenant’s three (3) 200 amp panels.

There shall be up to 50 dedicated circuits (110v-20 amp) for open plan office partitions in the general office areas. All office partition circuits will be ceiling or wall fed to power poles (by Tenant). All modular wiring, data and telephone cabling and connections to be the responsibility of Tenant. Telephone and data conduits only shall be run to all private offices, receptionist, office lunch room, etc. This includes outlet box and conduit termination above the ceiling. (All labor and material for the telephone and data cable installation is excluded). A security system shall not be included.

OFFICE LIGHTING:

In open office area (20,000 SF), light fixtures shall be Verve II / Focal Point FV2S-SL3T8-1c-277 E-C24-TS4/TSS. This pendant fixture to be mounted 8'0” AFF in continuous rows on 7'0” centers. All other areas (5,000 SF) to have 2’ x 4’ recessed, high efficiency (Electronic Ballast) three lamp fixture with parabolic lens, 32 watt energy savings bulbs (T-8) shall be used. Light fixtures grid shall start a maximum of 2’ from any wall. Office lighting shall have a 75 foot candle minimum throughout the office area. One lighting contactor switch to turn on/off lighting shall be provided by office entrance.

HVAC:

Landlord will furnish and install roof top HVAC units with a standard system of distribution ducts. Supply registers and diffuses, return grills and associated fixtures servicing the office area (25,000 SF) and warehouse office area (4,000 SF). The design criteria shall be as to handle the heat load of the conditions of the building and 1 person per 75 SF in all office areas. All units shall be designed with a (7) day programmable thermostats. A separate 5 ton A/C cool only unit shall be provided for the Computer/Telephone room, supplied with a low ambient control module with auto restart.

OFFICE FINISHES;

CEILINGS:

All ceilings shall be 9"0’ AFF, 20,000 SF shall use 24” X24” X 1” Armstrong Optima – Open Plan 3152 with 15/16" standard ceiling grid. The remaining 5,000 SF shall use Armstrong 24” X 24” Cirrus Beveled Tegular with standard grid.

FLOOR COVERINGS:

A labor and material allowance of $30.00/SY shall be used to provide and install carpet, VCT, ceramic tile and base throughout the offices.

WALL COVERING:

Required for all interior wall surfaces will be vinyl wall covering except washroom plumbing walls (wet walls) which will be commercial grade ceramic tile to ceiling. A material and installation allowance of $.75 per surface square foot shall be used. Tenant will choose all wall coverings and may choose as many as four different styles to use through out the office.

INTERIOR DOORS AND WINDOWS:

All office (only) doors shall be 7'0” high solid core with birch veneer finished with stain and clear satin polyurethane. All frames to be painted metal. Private offices shall have full height (7’) side lites (nominal 16" wide) built into metal door jambs. All door hardware shall be stainless steel. Locksets shall be ADA approved stainless steel lever type as manufactured by Sargent (series 10) or approved equal. All private offices shall have keyed lock entry. Master keying shall be included for all building locks and keying schedule approved by Tenant. All interior exit and entrance doors, opening into common areas shall include 5” X 20” glass windows mounted in door and include commercial grade door closers. All exterior office windows and interior door side lites to include Levelor blinds or approved equal.

WAREHOUSE OFFICE FINISHES:

All flooring to be VCT. All doors to be painted steel flush mount. All walls painted semi gloss. Ceiling to be standard 2x4 lay- in. Lighting to be 2x4 recessed, high efficiency (Electronic Ballast) three lamp fixture with parabolic lens. 32 watt energy savings bulbs (T-8). General lighting should be 75 FC. Bathroom walls shall be concrete block up to 9’ AFF with drywall ceiling.

WASHROOMS:

OFFICE:

All fixtures shall be American Standard or equal. Fixture count shall be designed based on 1 person / 75 SF. Electric water coolers are to be provided on common restroom walls and lunchroom. Washroom partitions shall be ceiling hung. All washrooms will include floor drain. Washroom plumbing walls and floor shall have a commercial grade ceramic tile. Color & style selected by Tenant. Office baths to include shower facilities for both men and women with walls and floor with ceramic tile and floor drain. A janitor closet shall be provided with slop sink and floor drain.

WAREHOUSE:

All fixtures shall be American Standard or equal. Fixture count (minimum) as per detailed on “General Building Requirements”. One (1) electric water cooler shall be provided on common restroom wall. All walls shall be painted concrete block (8”). Floors shall be VCT with floor drains. A janitors closet shall be provided with slop sink and floor drain. Washrooms partitions shall be floor mounted.

GAS SERVICE: Natural gas supplied to all HVAC units.

EXHIBIT C

Special Stipulations

           The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

1.          Tenant’s Early Occupancy. If and to the extent permitted by applicable laws, rules and ordinances, beginning on the Lease Date Tenant shall have the right to enter the Demised Premises in order to install racking and otherwise prepare the Demised Premises for occupancy; provided that during said periods: (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (ii) Tenant shall not interfere with Landlord’s completion of the Demised Premises, (iii) Tenant shall not use or occupy the office portion of the Demised Premises or begin operation of its business, and (iv) the installation of any items by Tenant in the Demised Premises during said period, including, without limitation, racking, fixtures, equipment, cabling and furniture, shall be subject to the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion, and shall be in compliance with all laws and codes. Notwithstanding anything to the contrary contained herein, Tenant does hereby expressly acknowledge and agree that the storage and installation of fixtures and personal property (including equipment) in the Demised Premises shall be at Tenant’s sole risk, cost and expense, and that Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Tenant does hereby further agree to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord and its employees, officers, directors, agents and contractors from and against any and all claims, liabilities, losses, actions, causes of action, demands, costs and expenses (including, without limitation, attorneys’ fees at the trial and appellate levels) of any and every nature arising out of or in any way relating to Tenant’s storage and installation of said fixtures and personal property as provided herein.

2.          Right of First Refusal to Lease. So long as the Lease is in full force and effect and no Event of Default has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Landlord hereby grants to Tenant a right of first refusal (the “Right of First Refusal”) to expand the Demised Premises to include space in the Building that directly adjoins the Demised Premises (the “Refusal Space”) subject to the terms and conditions set forth herein.

           (a)      Tenant’s and any guarantor’s then current financial condition, as revealed by its most current financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements, as required by Landlord), must demonstrate either that each of Tenant’s and such guarantor’s net worth is at least equal to its net worth at the time the Lease was signed; or that Tenant and such guarantor otherwise meet financial criteria acceptable to Landlord.

           (b)      The term of the Right of First Refusal shall commence on the Lease Date and continue throughout the initial Term (the “First Refusal Period”), unless sooner terminated pursuant to the terms hereof.

           (c)      Subject to the other terms of this Right of First Refusal, after any part of the Refusal Space has or will “become available” (as defined herein) for leasing by Landlord, Landlord shall not, during the First Refusal Period, lease to a third party that available portion of the Refusal Space (the “Available Refusal Space”) without first offering Tenant the right to lease such Available Refusal Space as set forth herein.

                (i)      Space shall be deemed to “become available” when Landlord desires to lease all or a portion of the Refusal Space.

                (ii)      Notwithstanding subsection c(i) above, Refusal Space shall not be deemed to “become available” if the space is (a) assigned or subleased by the current tenant of the space; or (b) re-let by the current tenant or permitted subtenant of the space by renewal, extension, or renegotiation or (c) leased on a temporary basis for a period of less than twelve (12) months without any right to extend.

           (d)      Consistent with subsection (c), Landlord shall not lease any such Available Refusal Space to a third party unless and until Landlord has first offered the Available Refusal Space to Tenant in writing (the “Offer”). The Offer shall contain (i) a description of the Available Refusal Space (which description shall include the square footage amount and location of such Available Refusal Space) and an attached floor plan that shows the Available Refusal Space; (ii) the date on which Landlord expects the Available Refusal Space to become available; (iii) the base rent for the Available Refusal Space; and (iv) the term for the Available Refusal Space (which shall be no less than the remainder of the Term of this Lease then in effect). Upon receipt of the Offer, Tenant shall have the right, for a period of three (3) calendar days after receipt of the Offer, to exercise the Right of First Refusal by giving Landlord written notice that Tenant desires to lease the Available Refusal Space at the base rent and upon the special terms and conditions as are contained in the Offer. If the term of the Available Refusal Space expires after the Term of the Lease, the Term of the Lease shall be extended to be coterminous with the term of the Available Refusal Space and the Annual Base Rent per square foot for the existing Demised Premises during said extension shall be based upon the greater of (i) the base rent per square foot for the Available Refusal Space or (ii) the Annual Base Rent per square foot of the Demised Premises for the last year of the Term (including any escalation which would have occurred during any extension of the Term pursuant to Special Stipulation 3 hereof). If Tenant has an extension option under this Lease and the Term of this Lease is deemed extended to be coterminous with the expiration date set forth in the Offer, then the applicable extension option shall be deemed exercised in its entirety and to thereafter be of no further force or effect.

           (e)      If, within such three (3)-day period, Tenant exercises the Right of First Refusal, then Landlord and Tenant shall amend the Lease to include the Available Refusal Space subject to the same terms and conditions as the Lease, as modified, with respect to the Available Refusal Space, by the terms and conditions of the Offer. If this Lease is guaranteed now or at anytime in the future, Tenant simultaneously shall deliver to Landlord an original, signed, and notarized reaffirmation of each Guarantor’s personal guaranty, in form and substance acceptable to Landlord.

           (f)      If, within such three (3)-day period, Tenant declines or fails to exercise the Right of First Refusal, Landlord shall then have the right to lease the Available Refusal Space in portions or in its entirety to a third party, unrelated to and unaffiliated with Landlord, at any time without regard to the restrictions in this Right of First Refusal and on whatever terms and conditions Landlord may decide in its sole discretion, provided the base rent (as adjusted to account for any changes in the tenant improvement allowance), additional rent and any rent concessions are not substantially more favorable to such tenant than those set forth in the Offer, without again complying with all the provisions of this Right of First Refusal.

           (g)      In the event that the Available Refusal Space is leased to such a third party, this Right of First Refusal shall be subordinate to any extension or renewal options contained in said lease. Further, if at the end of the term of said third party lease, said third party tenant desires to remain in the Refusal Space, Landlord shall be entitled to renew said lease and this Right of First Refusal shall be subject and subordinate to said renewal.

           (h)      If Landlord desires to lease the Available Refusal Space at a base rent rate substantially less than the base rent rate set forth in the Offer (provided, that if the base rent rate is at least ninety percent (90%) of the base rent rate set forth in the Offer, said base rent rate shall be conclusively deemed to be not substantially less than the base rent set forth in the Offer), or if Landlord desires to materially alter or modify the special terms and conditions of the Offer, if any, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Refusal, in the same manner that the original Offer was submitted to Tenant.

           (i)      This Right of First Refusal is personal to Systemax, Inc. and shall become null and void upon the occurrence of an assignment of Tenant’s interest in the Lease or a sublet of all or a part of the Demised Premises.

           (j)      This Right of First Refusal shall be null and void if Tenant is a holdover Tenant pursuant to Section 30(c) of the Lease at the time Landlord is required to notify Tenant of the Offer or at the time Tenant exercises its Right of Refusal.

3.          Option to Extend Term.

           (a)      Landlord hereby grants to Tenant two (2) consecutive options to extend the Term for a period of five (5) years each time, each option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

           (b)      If Tenant exercises its first option to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Base Rent for the Demised Premises during the first Extension Term, which amount shall not be less than the Base Rent for the prior Term nor greater than $3.85 per square foot, taking into account all relevant factors for space of this type in the Buford, Georgia area. The Base Rent for the Demised Premises during the first Extension Term shall be the Base Rent set forth in Landlord’s notice to Tenant.

           (c)      If Tenant exercises its second option to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Base Rent for the Demised Premises during the second Extension Term, which amount shall not be less than the Base Rent for the prior Term (as previously extended), taking into account all relevant factors for space of this type in the Buford, Georgia area. Tenant shall have thirty (30) days from its receipt of Landlord’s notice to notify Landlord in writing that Tenant does not agree with Landlord’s determination of the Base Rent and therefore that Tenant elects to retract its second option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant’s second option to extend the Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord’s notice, Base Rent for the Demised Premises during the second Extension Term shall be the Base Rent set forth in Landlord’s notice to Tenant.

           (d)      Notwithstanding anything herein to the contrary, at the time Tenant exercises its first extension option, Tenant may elect in writing to extend the Term at that time for a period of ten (10) years, in which case Tenant’s second option to extend the Term for a period of five (5) years shall be void and of no further force and effect. If Tenant so elects to extend the Term for a period of ten (10) years, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Base Rent for the Demised Premises for the ten (10) year extension term, which amount shall not be less than the Base Rent for the prior Term nor greater than (i) $3.85 per square foot for the first five (5) years of such ten (10) year extension term, or (ii) $4.43 per square foot for the second five (5) years of such ten (10) year extension term, taking into account all relevant factors for space of this type in the Buford, Georgia area. The Base Rent for the Demised Premises during the ten (10) year extension term shall be the Base Rent set forth in Landlord’s notice to Tenant.

           (d)      Except for the Base Rent, which shall be determined as set forth in subparagraphs (b) and (c) or (d) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant’s obligation to pay Tenant’s share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant’s exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord’s granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant’s exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

4.          Building Compliance with Laws. Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, ordinances and codes in effect as of the Lease Date, excepting therefrom any requirements related to Tenant’s specific use of the Demised Premises.

5.          Landlord’s and Tenant’s Compliance with ADA. Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building and Demised Premises to comply with Title III of the Americans With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as said Title III is in effect and pertains to the general public), as of the Lease Commencement Date. During the Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for (a) causing the Building, the Building Common Area and the Demised Premises to comply with Title III of the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant and (ii) any improvements or alterations made to the Demised Premises by Tenant, and (b) complying with all obligations of Tenant under Title I of the ADA.

6.          Environmental Matters. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all expenses, losses and liabilities actually suffered by Tenant (with the exception of any and all consequential damages, including but not limited to the loss of use of the Demised Premises, lost profits and loss of business, and those expenses, losses, and liabilities arising from the negligence or willful act of Tenant or Tenant’s Affiliates) as a result of a governmental authority having jurisdiction ordering a cleanup, removal or other remediation by Tenant of any Hazardous Substances placed on, under or about the Demised Premises by Landlord. Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing or disposing of, or otherwise addressing, any Contamination which is the responsibility of Landlord hereunder and to control all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications nor be entitled to any indemnification hereunder unless (w) Tenant is specifically required by Environmental Laws to perform such acts, (x) Tenant notifies Landlord of such Contamination promptly after Tenant has actual knowledge or reasonable belief of its existence, (y) Tenant promptly provides copies to Landlord of any notices given or received by Tenant related to such Contamination and (z) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

7.          Landlord Insurance. Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the “Special Form” or equivalent form on a Replacement Cost Basis against loss or damage to the Building. Such insurance shall be in the amount of 100% of the replacement value of the Building (excluding all fixtures and property required to be insured by Tenant under this Lease). Landlord shall also maintain at all times during the Term commercial general liability insurance with limits at least equal to the amount as Tenant is required to maintain pursuant to Section 8(a)(i) of this Lease.

8.          Assignment of Landlord’s Warranties. Landlord grants to Tenant, until the expiration or earlier termination of the Term, without recourse or warranty, a non-exclusive right during the Term to exercise Landlord’s rights under any warranties obtained with respect to the heating, ventilation and air conditioning system, or any other portions of the improvements within the Demised Premises required to be maintained or repaired by Tenant pursuant to this Lease.

9.          Operating Expenses — Cap on Controllable Expenses. Beginning after the second (2nd) full calendar year during the Primary Term, in the event that the amount of Operating Expenses for the Building attributable to all items other than taxes, utilities, insurance (including any commercially reasonable deductibles), snow removal, management fees and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (Operating Expenses attributable to all such other items being referred to collectively herein as “Controllable Expenses”) in any calendar year after such second (2nd) full calendar year exceeds the amount attributable to Controllable Expenses for the Building during the immediately preceding calendar year by more than seven percent (7%) (the “Cap”), then the amount attributable to Controllable Expenses for the Building, for purposes of determining the amount of Tenant’s proportionate share of Operating Expenses only (as Tenant’s proportionate share may have been adjusted to account for any changes in the size of the Demised Premises due to expansions or contractions), shall be limited to the amount attributable to Controllable Expenses for the Building for the immediately preceding calendar year multiplied by the sum of one hundred percent (100%) and the Cap. If the Building was not fully leased during such immediately preceding calendar year, then Operating Expenses for the Building shall be “grossed -up” (as if the Building had been fully leased for the entirety of such immediately preceding calendar year) on such basis as Landlord may reasonably determine for purposes of determining the application of this Special Stipulation to the year in question.

10.          Lease Guaranty. Simultaneously with the execution of this Lease by Tenant, Tenant shall cause Systemax, Inc. to execute and deliver to Landlord a Guaranty in the form attached hereto as Exhibit F and by this reference made a part hereof.

11.          Option to Purchase.

           (a)      Landlord hereby grants to Tenant the exclusive option and right (the “Purchase Option”) to purchase the Building and related land containing approximately 40.9 acres (collectively, the “Premises”) from Landlord upon the terms and conditions set forth herein. The Purchase Option may not be exercised by Tenant if an Event of Default is then continuing at the time of exercise of the Purchase Option .

           (b)      The Purchase Option shall be exercisable at any time from the Lease Date through 5:00 p.m. Eastern time on April 1, 2006 (the “Option Date”).

           (c)      The purchase price (the “Purchase Price”) of the Premises in the event the Purchase Option is properly and timely exercised shall be the sum of (i) $29,400,000.00, (ii) all accrued and unpaid interest together with the cost of any Change Orders or other additional tenant improvements which has not yet been paid for by Tenant pursuant to the terms of the Lease, (iii) all costs and expenses incurred by Landlord in constructing improvements in the Refusal Space in the event Tenant exercises its Right of First Refusal pursuant to the terms of Special Stipulation 2 above, and (iv) any additional sums owed by Tenant to Landlord under the terms of the Lease. The Purchase Price (less the Earnest Money, as hereinafter defined) shall be payable in cash or immediately available funds at Closing (as hereinafter defined). For purposes of this Special Stipulation 11, the cost of the construction of the improvements in the Refusal Space shall be deemed to include, but not be limited to, the cost of the plans and specifications for such improvements, permits and all tenant buildout, including without limitation demising walls, utilities, the heating, ventilating and air conditioning system and ten percent (10%) of all such costs as Landlord’s overhead.

           (d)      The Purchase Option may be exercised by Tenant, on or before the Option Date, by (i) giving written notice (the “Option Notice”) to Landlord of such exercise and (ii) simultaneously delivering to First American Title Insurance Company (“Escrow Agent”) the sum of $500,000.00 as security for Tenant’s faithful performance of its obligations hereunder (the “Earnest Money”), which amount, together with any interest earned thereon, shall be applied as a credit against the Purchase Price in the event of a Closing hereunder or otherwise disbursed by Escrow Agent pursuant to the terms of this Special Stipulation 11. If Tenant shall fail to exercise the Purchase Option by the Option Date, the Purchase Option shall terminate.

           (e)      In the event that Tenant timely exercises the Purchase Option, Tenant and its agents shall have the right, from time to time prior to the Closing, to examine the Premises and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Tenant shall determine to be reasonably necessary, all at Tenant’s sole cost and expense; provided, however, Tenant shall not conduct any environmental investigations of the Land beyond a Phase I environmental site assessment (i.e. no sampling or drilling) without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant agrees to give Landlord reasonable advance notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours. Unless Landlord waives such right in writing, a representative of Landlord must be present with Tenant during all examinations or surveys of the Premises conducted by Tenant. Tenant agrees to conduct all examinations and surveys of the Premises in a manner that will not harm or damage the Premises, and agrees to restore the Premises to its condition prior to any such examinations or surveys immediately after conducting the same. Tenant hereby indemnifies and holds Landlord harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, in each instance, attorneys’ fees and litigation costs, arising out of any action of any person or firm entering the Premises on Tenant’s behalf as aforesaid, which indemnity shall survive the Closing or any termination of this Purchase Option or the Lease without the Closing having occurred.

           (f)      Notwithstanding Tenant’s right of inspection contained in sub-paragraph (e) above, Tenant shall have until May 1, 2006 (the “Inspection Date”) in which to make such investigations and studies with respect to the Premises as Tenant deems appropriate, and to terminate the Purchase Option, by written notice to Landlord, to be received on or before the Inspection Date, if Tenant is not, for any reason satisfied with the Premises. If Tenant fails to give notice of such termination to be received by Landlord on or before the Inspection Date, then Tenant’s rights under this sub-paragraph (f) shall be deemed to have been waived by Tenant and the Purchase Option shall remain in full force and effect without any longer being subject to this sub-paragraph (f). If Tenant does give notice of termination, $100 of the Earnest Money shall be paid to Landlord for the rights granted Tenant hereunder and the balance of the Earnest Money shall be refunded to Tenant by Escrow Agent, and the parties shall have no further rights or obligations under this Special Stipulation 11, except for those which expressly survive any such termination, and thereafter, Tenant shall promptly provide to Landlord, without charge, copies of any reports, surveys, drawings, tests or other written documents obtained by Tenant with respect to the Premises.

           (g)      Provided that all of the conditions set forth herein are theretofore fully satisfied, and provided that Tenant has not previously terminated this Purchase Option pursuant to the terms of sub-paragraph (f) above, the closing or settlement (“Closing”) of the sale of the Premises contemplated hereby shall be held at the offices of Landlord’s attorney, during regular business hours on or before the date which is thirty (30) calendar days following Substantial Completion. The exact time and date of Closing shall be selected by Tenant by written notice given to Landlord at least five (5) days prior to the date so specified. If Tenant shall fail to close by such date, the Purchase Option shall terminate and Landlord shall be entitled, as its sole and exclusive remedy hereunder, to receive the Earnest Money as full liquidated damages for such default, whereupon this Purchase Option shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. The parties hereby acknowledge the difficulty of ascertaining Landlord’s actual damages in such circumstance and agree, after discussion, that the Earnest Money represents a good faith estimate thereof and is not intended as a penalty, but as full liquidated damages pursuant to O.C.G.A. Section 13-6-7. Tenant covenants not to bring any action or suit challenging the amount of liquidated damages provided hereunder in the event of such default. This provision shall expressly survive the termination of this Special Stipulation 11 and the Lease.

           (h)      At Closing, Landlord shall convey fee simple title to the Premises to Tenant by limited warranty deed, which shall expressly be made subject to all matters of record except for past due monetary liens created by Landlord and any security deeds, mortgages, deeds of trust or other financing created by Landlord, which Landlord shall be obligated to pay off and discharge at Closing. Landlord shall execute and deliver reasonable evidence of authority and existence, evidence of non-foreign status required by the Internal Revenue Code (without which tax will be withheld as required by law), a closing statement, an owner’s affidavit of title (in substantially the form required by a national title insurance company reasonably approved by Landlord (the “Title Company”)), a state transfer tax declaration and other documents which are customarily required by the Title Company at the time of Closing to issue its owner’s title insurance policy. Landlord shall pay the State transfer tax payable in connection with conveyance of the Premises. All other costs of Closing, including, without limitation, all title insurance costs, survey, recording and other due diligence expenses shall be paid by Tenant. Ad valorem taxes assessed against the Premises for the year in which the Closing occurs shall be prorated as of the day of Closing.

           (i)      At Closing, Landlord shall warrant to Tenant that the materials and equipment furnished by Landlord’s contractors in the completion of Landlord’s Work will be of good quality and new, that during the one period following the date of Substantial Completion of Landlord’s Work, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted under the Lease, and that such work will conform to the Plans and Specifications described in the Lease. This warranty shall exclude damages or defects caused by abuse by Tenant and Tenant’s Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. Upon the expiration of the aforementioned one year warranty, Landlord shall grant to Tenant, without recourse or warranty, a non-exclusive right to exercise Landlord’s rights under any warranties obtained with respect to the roof, heating, ventilation and air conditioning system, or any other portions of the Building. Landlord shall obtain a minimum ten (10) year roof warranty

           (j)      Landlord and Tenant each warrant and represent to the other that neither has employed or otherwise engaged a real estate broker or agent in connection with the sale of the Premises pursuant to the Purchase Option, and the parties agree to execute an affidavit to that effect at the Closing. Landlord and Tenant covenant and agree, each to the other, to indemnify the other against any loss, liability, costs (including reasonable attorneys’ fees), claims, demands, causes of action and suits arising out of the alleged employment or engagement by the indemnifying party of any real estate broker or agent in connection with the Purchase Option. The indemnities contained in this subsection (j) shall survive Closing and any termination of this Lease.

           (k)      Notwithstanding anything contained in this Special Stipulation 11 to the contrary, in the event (i) the Lease is terminated for any reason prior to the exercise of the Purchase Option by Tenant, or (ii) Tenant fails to timely exercise the Right of First Refusal pursuant to the terms of Special Stipulation 2 above, then the Purchase Option shall terminate. This Purchase Option is personal to Global Equipment Company, Inc. and those permitted assignees under Section 29(b) hereof, and shall automatically terminate and be of no further force and effect if Global Equipment Company, Inc. assigns or sublets all or any portion of its interest in this Lease except as set forth in that Section. This Purchase Option may not be assigned by Global Equipment Company, Inc. regardless of whether Global Equipment Company, Inc. is the Tenant under this Lease.

           (l)      In the event that Tenant fails to timely exercise the Purchase Option by the Option Date or if this Purchase Option should otherwise terminate, Landlord and Tenant agree to enter into an Amended and Restated Industrial Lease Agreement, on all the same terms and conditions as this Lease, except for the omission of this Special Stipulation 11 and any other reference to the Purchase Option contained in this Lease.

          12.     Substantial Completion. Notwithstanding anything herein to the contrary (and only on the condition that Hewlett-Packard Company completes the purchase of the building located at 120 Satellite Blvd, Suwanee, GA from Tenant’s affiliate, Systemax Suwanee LLC), (a) in the event that the date of Substantial Completion occurs prior to April 1, 2006, Tenant hereby covenants and agrees to pay Landlord the sum of (i) $10,000.00 per day for each day between the date of Substantial Completion and March 31, 2006, inclusive; plus (ii) $150,000.00, and (B) in the event that the date of Substantial Completion occurs between April 1, 2006 and April 30, 2006, Tenant hereby covenants and agrees to pay Landlord the sum of $5,000.00 per day for each day between the date of Substantial Completion and April 30, 2006, inclusive. Tenant agrees to deliver to Landlord any amount due Landlord under this Special Stipulation 12 within thirty (30) days following the date of Substantial Completion. Failure by Tenant to timely make such payment to Landlord shall be an automatic Event of Default hereunder.

EXHIBIT D

Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

           1.     The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

           2.     No awnings or other projections shall be attached to the outside walls of the Building.

           3.     The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

           4.     No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

           5.     The Demised Premises shall not be used for (i) an auction, “fire sale”, “liquidation sale”, “going out of business sale” or any similar such sale or activity, (ii) lodging or sleeping, or (iii) any immoral or illegal purposes.

           6.     No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

           7.     Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

           8.     Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

           9.     Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting in any structural element of the Building for wires or stringing of wires will be allowed without written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

           10.     Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space (other than spaces expressly designated on the Plans for truck parking) without the express written permission of Landlord. Trucks may be parked only in truck dock positions and in other paved areas expressly designated for such purpose in the Plans. Trailers may be parked only in paved areas expressly designated for such purpose in the Plans. Neither trucks nor trailers may be parked or staged in (i) areas adjacent to truck docks, serving any portion of the Building, which are intended by Landlord for truck maneuvering or (ii) any driveway, drive aisle or other paved area which provides ingress or egress for cars or trucks to or from any portion of the Building or any street adjoining the Building.

           11.     No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

EXHIBIT E

CERTIFICATE OF AUTHORITY
CORPORATION

           The undersigned, Secretary of Global Equipment Company, Inc., a New York corporation (“Tenant”), hereby certifies as follows to Hamilton Mill Business Center, LLC, a Delaware limited liability company (“Landlord”), in connection with Tenant’s proposed lease of premises in Building M, at Hamilton Mill Business Center, Gwinnett County, Georgia (the “Premises”):

           1.      Tenant is duly organized, validly existing and in good standing under the laws of the State of New York, and duly qualified to do business in the State of Georgia.

           2.      That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

___________________________ (name)	___________________________ (title)	___________________________ (signature)

___________________________ (name)	___________________________ (title)	___________________________ (signature)

___________________________ (name)	___________________________ (title)	___________________________ (signature)

           3.      That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held _____________, 200__.

________________________________ Secretary [CORPORATE SEAL]

EXHIBIT F

FORM OF GUARANTY

GUARANTY

           THIS GUARANTY (this “Guaranty”), made and entered into this ___ day of ________, 2005, by SYSTEMAX, INC., a Delaware corporation (hereinafter referred to as “Guarantor”) in favor of HAMILTON MILL BUSINESS CENTER, LLC, a Delaware limited liability company (hereinafter called “Landlord”) and any subsequent owner or holder of the Lease (as hereinafter defined).

R E C I T A L S:

Landlord has entered into an Industrial Lease Agreement (“Lease”) with Global Equipment Company, Inc. (“Tenant”), in which Guarantor has a direct or indirect financial interest or affiliation, which Lease was executed by Tenant on ____________, 2005, and provides for the leasing to Tenant of approximately 517,628 square feet of space in a building located in Hamilton Mil Business Center, in Gwinnett County, Georgia; and

Landlord will not enter into the Lease unless Guarantor guarantees the obligations of Tenant under the Lease as set forth herein; and

Guarantor derives benefits from the Lease to Tenant.

           NOW THEREFORE, as a material inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, Guarantor does hereby, irrevocably and unconditionally, warrant and represent unto and covenant and agree with Landlord as follows:

           1.      Guaranty — Guarantor hereby unconditionally guarantees the full, faithful and punctual payment of all rent, additional rent and other amounts due to Landlord under the Lease (including during any holdover period) by Tenant and the full, faithful and punctual performance by Tenant of all the terms, provisions and conditions of the Lease (including during any holdover period), together with interest or late charges on all of the foregoing as provided in the Lease and all other costs and expenses of collection (all of the foregoing sometimes hereinafter referred to as the “Obligations”).

           2.      No Discharge — This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding (a) any extension, modification, amendment or alteration of the Lease, (b) any assignment of the Lease, with or without the consent of Landlord, (c) any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof, or (d) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor or Tenant, or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Guarantor or Tenant or by any defense which Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

           3.      Primarily Liable — This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be joint and several and primary and direct and in addition to any right of action which shall accrue to Landlord under the Lease. Landlord shall have the right, at its option, to proceed against Guarantor (or any one or more parties constituting Guarantor) without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

           4.      Default — In the event of a default by Tenant under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord, and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

           5.      Waivers — Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations, (b) any defense that may arise by reason of the failure of the Landlord to file or enforce a claim against Guarantor or Tenant in bankruptcy or in any other proceeding, (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations, (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or may hereafter acquire regarding Tenant, (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations, or (f) any demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty and any and all other notices or demands to which Guarantor might otherwise be entitled by law.

           6.      Subordination; Waiver of Subrogation; Preference and Fraudulent Transfer Indemnity. Any indebtedness (including, without limitation, interest obligations) of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to the Obligations. Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time assert against Tenant (or Tenant’s estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Landlord, including, without limitation, any and all Obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty; (b) Guarantor waives and releases all such rights and claims and any other rights and claims to indemnification, reimbursement, contribution or payment which Guarantor, or any of them, may have now or at any time against Tenant (or Tenant’s estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under any bankruptcy laws); (c) Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant; (d) Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord; and (e) Guarantor waives any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement. The waivers hereunder shall continue and survive after the payment and satisfaction of the Obligations, and the termination or discharge of Guarantor’s obligations under this Guaranty. Guarantor further hereby unconditionally and irrevocably agrees and guarantees (on a joint and several basis) to make full and prompt payment to Landlord of any of the Obligations or other sums paid to Landlord pursuant to the Lease which Landlord is subsequently ordered or required to pay or disgorge on the grounds that such payments constituted an avoidable preference or a fraudulent transfer under applicable bankruptcy, insolvency or fraudulent transfer laws; and Guarantor shall fully and promptly indemnify Landlord for all costs (including, without limitation, attorney’s fees) incurred by Landlord in defense of such claims of avoidable preference or fraudulent transfer.

           7.      Choice of Law — This Guaranty is to be performed in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts laws or choice of law rules.

           8.      Time of Essence — Time is of the essence of this Guaranty.

           9.      Notices — Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, or by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

Landlord:	Hamilton Mill Business Center, LLC c/o IDI, Inc. 3424 Peachtree Road, N.E., Suite 1500 Atlanta, Georgia 30326 Attn: Manager - Lease Administration

Guarantor:	Systemax, Inc. ___________________ ___________________ Attn: _______________

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; or (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; or (b) on the date indicated on the return receipt if mailed. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

           10.      Authority — If Guarantor is not a natural person, Guarantor shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit A. Guarantor is authorized by all required corporate or partnership action to enter into this Guaranty and the individual(s) signing this Guaranty on behalf of Guarantor are each authorized to bind Guarantor to its terms.

           11.      Successors and Assigns — This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

           IN WITNESS WHEREOF, Guarantor has executed under seal and delivered this Guaranty to Landlord on the date and year above first written.

GUARANTOR: SYSTEMAX, INC., a Delaware corporation By: Name: Title: Attest: Name: Title: [CORPORATE SEAL]

EXHIBIT A

CERTIFICATE OF AUTHORITY
CORPORATION

           The undersigned, Secretary of SYSTEMAX, INC., a Delaware corporation (“Guarantor”), hereby certifies as follows to HAMILTON MILL BUSINESS CENTER, LLC, a Delaware limited liability company (“Landlord”), in connection with the execution of a Guaranty by Guarantor (the “Guaranty) of that certain Industrial Lease Agreement dated ___________, 2005 between Landlord and Global Equipment Company, Inc. (“Tenant”) (the “Lease”) relating to the lease of approximately 517,628 square feet within Building M, at Hamilton Mill Business Center Gwinnett County, Georgia (the “Premises”):

           1.      Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Georgia.

           2.      That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Guarantor, a Guaranty of the Lease and that the signature opposite the name of each individual is an authentic signature:

___________________________ (name)	___________________________ (title)	___________________________ (signature)

___________________________ (name)	___________________________ (title)	___________________________ (signature)

___________________________ (name)	___________________________ (title)	___________________________ (signature)

           3.      That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Guarantor, at a duly convened meeting held _____________, 20___.

________________________________ Secretary [CORPORATE SEAL]

EXHIBIT G

FORM OF LANDLORD WAIVER AND CONSENT

LANDLORD’S WAIVER AND CONSENT

NAME OF RECORD OWNER OF REAL
ROPERTY:___________________("Landlord")

ADDRESS OF REAL PROPERTY:_________________________________ (the
"Premises")

           WHEREAS, Landlord is the owner of the Premises, and represents that Landlord has or is about to enter into a lease transaction (the “Lease”) with ________________________ (“Borrower”) pursuant to which Borrower has or will acquire a leasehold interest in all or a portion of the Premises; and

           WHEREAS, JPMorgan Chase Bank, N.A. (“Chase”) the various other financial institutions (collectively, “Lenders”) and Chase, as agent for Lenders (“Agent”) has or is about to enter into a financing transaction with Borrower and related companies (collectively with Borrower, individually and collectively, the “Company”); to secure such financing, each Company has granted to Agent for its benefit and for the ratable benefit of Lenders a security interest and lien in the tangible and intangible personal property of such Company, including, without limitation, goods, inventory, machinery and equipment, together with all additions, substitutions, replacements and improvements to, and the products and proceeds of the foregoing (collectively, the “Collateral”); and

           WHEREAS, all or a portion of the Collateral may from time to time be located at the Premises or may become wholly or partially affixed to the Premises;

           NOW THEREFORE, in consideration of any financial accommodation extended by Agent and Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which Landlord hereby acknowledges, Landlord hereby agrees as follows:

                     1.     A true and correct copy of the Lease is attached hereto as Exhibit A. To Landlord’s actual knowledge, the Lease is in full force and effect and Landlord is not aware of any existing default under the Lease.

                      2.      The Collateral may be stored, utilized and/or installed at the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the real estate that an interest therein arises under real estate law.

                      3.      Until such time as the obligations of Company to Agent and Lenders are paid in full, Landlord disclaims any interest in the Collateral, and agrees not to distrain or levy upon any of the Collateral or to assert any claim against the Collateral for any reason.

                      4.      Landlord shall not prevent Agent, any Lender or their representatives from (a) entering upon the Premises at any time to inspect or remove the Collateral, or (b) advertising and conducting public auctions or private sales of the Collateral at the Premises, in each case without liability of Agent or Lenders to Landlord; provided however, that Agent and Lenders shall promptly repair, at their expense, any physical damage to the Premises actually caused by said removal by Agent, Lenders or any other party conducting said removal. Agent and Lenders shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

                      5.      Landlord shall not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of Agent and Lenders on the Premises.

                      6.      Landlord agrees to provide Agent with written notice of any default or claimed default by Borrower under the Lease, and prior to the termination of the Lease, to permit Agent and Lenders the same opportunity to cure or cause to be cured such default as is granted Borrower under the Lease, provided, however that Agent and Lenders shall have at least ten (10) days following receipt of said notice to cure such default so long as a default has not occurred more than twice in any twelve (12) month period. Landlord will permit Agent and Lenders to remain on the Premises for a period of up to ninety (90) days following receipt by Agent of written notice from Landlord that Landlord is in possession and control of the Premises, has terminated the Lease and is directing removal of the Collateral (the “Landlord’s Notice”). Agent and Lender shall pay, and be liable, to Landlord for all base rent and additional rent due under the Lease from the date of the Landlord’s Notice. Said rent shall be paid monthly in advance (but the first month’s rent shall be due thirty (30) days after receipt of Landlord’s Notice); provided, however, said rent shall be pro-rated on per diem basis determined on a 30 day month and Landlord shall promptly re-pay any excess rent paid by Agent and Lender. Agent’s and Lenders’ right to occupy the Premises under the preceding sentences shall be extended for the time period Agent and Lenders are prohibited from selling the Collateral due to the imposition of the automatic stay by the filing of bankruptcy proceedings by or against any Company; provided that Agent or Lender pay said rent when due, and base rent shall increase by 3% annually if the Collateral remains in the Premises for more than one year after the date of Landlord’s Notice. Agent and Lenders shall not assume nor be liable for any unperformed or unpaid obligations of Borrower under the Lease.

                      7.      This waiver shall inure to the benefit of and be binding on Agent, Lenders, their successors and assigns and shall inure to the benefit of and be binding upon Landlord, its heirs, assigns, representatives and successors. This waiver may be executed in, multiple counterparts. This waiver shall not be binding on Landlord unless and until Landlord receives a counterpart original executed by Agent/Chase.

All notices to Agent hereunder shall be in writing, sent by certified mail, and shall be addressed to Agent at the following address: 1166 Avenue of the Americas, 16th Floor, New York, New York, 10036, Attention: Credit Deputy.

Dated this _____ day of ____________, 2005.

AGENT/CHASE: JPMorgan Chase Bank, N.A. By:______________________ Name: ____________________ Title: _____________________ LANDLORD: By:______________________________ Name: Title:

STATE OF COUNTY OF	) : ss: )

           On the _______ day of ____________, 200__, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that s/he is the _____________ of JPMorgan Chase Bank, N.A., the Agent/Chase described in and which executed the above instrument; and that s/he signed her/his name thereto under authority of said entity.

______________________________ Notary Public

STATE OF COUNTY OF	) : ss: )

           On the _______ day of ____________, 200__, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that s/he is the _____________ of _______________________________, the landlord described in and which executed the above instrument; and that s/he signed her/his name thereto .

______________________________ Notary Public

EXHIBIT A

[COPY OF LEASE]